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Exhibit 4.12

THE SECURITY EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW, AND NO INTEREST THEREIN (OR IN SUCH UNDERLYING SECURITIES) MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEGED OR OTHERWISE TRANSFERRED OR DISPOSED OF UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE UNITED STATES SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, OR (B) THIS CORPORATION RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THESE SECURITIES (CONCURRED IN BY LEGAL COUNSEL FOR THIS CORPORATION) STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (C) THIS CORPORATION OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

MDU COMMUNICATIONS INTERNATIONAL, INC.

WARRANT TO PURCHASE COMMON STOCK

Expires June 10, 2008

No.: W-	Number of Shares: 200,000
Date of Issuance: June 10, 2003

        This is to certify that, for value received and subject to the terms and conditions set forth below, that Steve Mazur, or assigns, ("Warrant Holder") is entitled to purchase and MDU Communications International, Inc., a Delaware corporation ("the Company"), promises and agrees to sell and issue, 200,000 fully paid, validly issued and non-assessable shares of Common Stock (hereinafter defined) at a price of US$0.33 per share ("Exercise Price"). This Warrant shall expire on June 10, 2008.

        This Warrant is issued subject to the following terms and conditions:

        1.    Definitions.    Except as may be otherwise clearly required by the context, the following terms shall have the following meanings:

  "Common Stock" means the Common Stock of the Company.

  "Company" means MDU Communications International, Inc., a Delaware corporation.

  "Exercise Price" means the price at which a Warrant Holder may purchase one share of Common Stock (or Securities obtainable in lieu of one share of Common Stock) upon exercise of Warrants as determined from time to time pursuant to the provisions hereof.

  "Securities" means the Common Stock or other securities obtained or obtainable upon exercise of the Warrants.

  "Warrant Holder" means the person named in the initial paragraph of this certificate or any successor who is a record holder of Warrants.

  "Warrants" means the warrants evidenced by this certificate or by any certificate obtained upon partial exercise of Warrants.

        2.    Exercise of Warrants.    All or any part of the Warrants may be exercised by surrendering this certificate, together with appropriate instructions, duly executed by the Warrant Holder, his assigns, or by its duly authorized attorney, at the office of the Company, 60-D Commerce Way, Totowa, New Jersey 07512, or at such other office or agency as the Company may designate by written notice to the Warrant Holder, accompanied by payment in full, in lawful money of the United States of the Exercise

Price payable for the Securities being issued on exercise of such Warrants. If fewer than all the Warrants evidenced by this certificate are exercised, the Company will, upon such exercise, execute and deliver to the Warrant Holder a new certificate (dated the date hereof), in form and tenor substantially similar to this certificate, evidencing the Warrants not exercised. The Securities to be obtained on exercise of the Warrants shall be deemed to have been issued, and any person exercising the Warrants shall be deemed to have become a holder of record of those Securities, as of the date of the surrender of this certificate and the payment of the Exercise Price.

        3.    Adjustments in Certain Events.    The number, class and Exercise Price of Securities for which this certificate may be exercised are subject to adjustment from time to time upon the happening of certain events as follows:

          (a)    Stock Dividends, Splits, Etc.    If the outstanding shares of the Company's Common Stock are divided into a greater number of shares or a dividend in stock is paid on the Common Stock, the number of shares of Common Stock which may be purchased under this certificate shall be proportionately increased and the Exercise Price proportionately decreased; and, conversely, if the outstanding shares of Common Stock are combined into a smaller number of shares of Common Stock, the number of shares of Common Stock which may be purchased under this certificate shall be proportionately reduced and the Exercise Price proportionately increased. The increases and reductions provided for in this Section 3(a) shall be made with the intent and, as nearly as practicable, the effect that neither the percentage of the total equity of the Company obtainable on exercise of the Warrants nor the aggregate Exercise Price for such percentage upon such exercise shall be affected by any event described in this Section 3(a).

          (b)    Mergers, Consolidations, Etc.    In case of any change in the Common Stock of the Company through merger, consolidation, reclassification, reorganization, partial or complete liquidation, transfer of assets or other change in the capital structure of the Company (not including the issuance of additional shares of Common Stock by the Company other than by stock split or stock dividend) (the "Capital Reorganization"), then, as a condition of such Capital Reorganization, lawful and adequate provision shall be made so that the holder of this certificate will have the right thereafter to receive upon the exercise of the Warrants the kind and amount of shares of stock or other securities or property to which it would have been entitled if, immediately prior to such Capital Reorganization, it had held the number of shares of Common Stock obtainable upon the exercise of the Warrants. In any such case, appropriate adjustment shall be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Warrant Holder, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be possible, in relation to any shares of stock or other property thereafter deliverable upon the exercise of the Warrants. The Company will not permit any Capital Reorganization described in this Section 3(b) to occur unless the issuer of the shares of stock or other securities to be received by the holder of this certificate, if not the Company, agrees to be bound by and comply with the provisions of this certificate.

          (c)    Determination and Notice of Exercise Price.    When any adjustment is required to be made in the number of shares of Common Stock, Exercise Price, other securities, or the property purchasable upon exercise of the Warrants as provided in this Section 3, the Company shall promptly determine the new Exercise Price, number of such shares or other securities or property purchasable upon exercise of the Warrants and (i) prepare and retain on file a statement describing in reasonable detail the method used in arriving at the new Exercise Price or number of such shares or other securities or property purchasable upon exercise of the Warrants and (ii) cause a copy of such statement to be mailed to the Warrant Holder within sixty (60) days after the date when the event giving rise to the adjustment occurred.

          (d)    No Fractional Shares.    No fractional shares of Common Stock or other Securities will be issued in connection with the exercise of any Warrants, but the Company shall pay, in lieu of fractional shares, a cash payment therefore on the basis of the mean between the bid and asked prices in the over-the-counter market or the closing price on a national securities exchange on the day immediately prior to exercise.

          (e)    Issuance of Other Securities, Etc.    If other securities of the Company or securities of any subsidiary of the Company are distributed pro rata to holders of any or all of the Company's Common Stock, such number of securities shall be distributed to the Warrant Holder upon exercise of his rights hereunder as such Warrant Holder or assignee would have been entitled to if this Warrant had been exercised prior to such distribution. The provisions with respect to adjustment of the Company's Common Stock provided in this Section 3 shall also apply to such other securities and securities of any subsidiary to which the Warrant Holder or his assignee shall be entitled under this Section 3(e).

        4.    Reservation of Shares.    The Company agrees that the number of shares of Common Stock or other Securities sufficient to provide for the exercise of the Warrants upon the basis set forth above shall at all times during the term of the Warrants be reserved for exercise.

        5.    Validity of Securities.    All Securities delivered upon the exercise of the Warrants shall be duly and validly issued in accordance with their terms, and the Company will pay all documentary and transfer taxes, if any, in respect of the original issuance thereof upon exercise of the Warrants.

        6.    Exchange, Transfer, Assignment or Loss of Warrant.    This Warrant is exchangeable, without expense, at the option of the Warrant Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Warrant to the Company at its principal office or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be cancelled. This Warrant may be divided or combined with other warrants which carry the same rights upon presentation hereof at the principal office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Warrant Holder hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

        7.    Investment Representation.    The Warrant Holder represents and warrants that it has acquired the Warrants, and will acquire the Common Stock or other Securities, if any, upon exercise of the Warrants for his, her or its own account, for investment purposes only and not with a view to resale or other distribution thereof, nor with the intention of selling, transferring or otherwise disposing of all or any part of such shares (or underlying securities) for any particular event or circumstance, except for selling, transferring or disposing of said shares in full compliance with all applicable provisions of the Act and the Securities Exchange Act of 1934, and the Rules and Regulations promulgated by the Securities and Exchange Commission thereunder. The undersigned further understands and agrees that such shares may be sold only if they are subsequently registered under the Act or an exemption from such registration is available, and that any routine sales or securities made in reliance upon Rule 144 can be made only after the holding period specified in that Rule, and only in the amounts set forth in and pursuant to the other terms and conditions of that Rule. The undersigned understands that a stop order will be placed on the books and records of the transfer agent regarding the shares. An appropriate legend to the foregoing effect and of the type commonly placed on certificates evidencing privately placed securities may be placed on all certificates evidencing Securities.

        8.    No Rights as a Shareholder.    Except as otherwise provided herein, the Warrant Holder shall not, by virtue of ownership of Warrants, be entitled to any rights of a shareholder of the Company but shall, upon written request to the Company, be entitled to receive such quarterly or annual reports as the Company by mail shall distribute to its shareholders.

        9.    Registration Rights.    If the Company shall determine to proceed with the preparation and filing of a registration statement under the Securities Act of 1933, as amended, in connection with the proposed offer and sale of any of its securities by it or any of its security holders (other than a registration statement on Form S-4, S-8 or other limited purpose form), then the Company will give written notice of its determination to the Warrant Holder. Upon the written request from the Warrant Holder, the Company will cause to be registered a sufficient number of shares of Common Stock to effect the full exercise of this Warrant in such registration statement. The Company covenants and agrees to keep the registration statement effective and file any post-effective amendments or prospectus supplements required to maintain the effectiveness of the Registration Statement during the term of this Warrant and for a period of ninety (90) days thereafter.

        10.    Notice.    Any notices required or permitted to be given hereunder shall be in writing and may be served personally or by mail; and if served by mail, shall be addressed as follows:

To Company:	MDU Communications International, Inc. 60-D Commerce Way Totowa, New Jersey 07512
To Warrant Holder:	Steve Mazur 66 Glenbrook Road, #1314 Stamford, CT 06903

        Any notice so given by mail shall be deemed effectively given 48 hours after mailing when deposited in the United States mail, registered or certified mail, return receipt requested, postage prepaid and addressed as specified above. Any party may by written notice to the other specify a different address for notice purposes.

        11.    Applicable Law.    This Certificate shall be governed by and construed in accordance with the laws of the State of New Jersey.

        DATED as of June 10, 2003.

MDU COMMUNICATIONS INTERNATIONAL, INC.
per:	Authorized Signatory

Warrant Exercise / Purchase Form

        The undersigned hereby irrevocably elects to exercise on this          day of                              , 200        ,          shares of Common Stock pursuant to the within Warrant to Purchase Common Stock dated June 10, 2003 and hereby makes payment of                in payment of the actual exercise price thereof.

Registration Information

Please register the issued Common Stock as follows:

Name:	(Please print)
Address:

If the Warrant Holder is an individual, please complete the following:

Signature of Witness	Signature of Warrant Holder
Name of Witness (Please Print)	Name of Warrant Holder (Please Print)

If the Warrant Holder is a corporation, please have a duly authorized signatory sign here and complete the section below:

THE CORPORATE SEAL of:	)
)
)
(Name of Warrant Holder) was hereunto	)	c/s
affixed in the presence of:	)
)
)
Authorized Signatory	)
)

Assignment Form

        FOR VALUE RECEIVED,                               hereby sells, assigns and transfers unto:

Name:
(Please typewrite or print in block letters)
Address:

the right to purchase Common Stock represented by this attached Warrant to the extent of                shares as to which such right is exercisable and does hereby irrevocably constitute and appoint                               Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

Date:
Signature:

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MDU COMMUNICATIONS INTERNATIONAL, INC.
WARRANT TO PURCHASE COMMON STOCK